Exhibit 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2007 with respect to the consolidated financial statements and schedule of NeoMagic Corporation which appears in NeoMagic Corporation’s Annual Report on Form 10-K for the year ended January 28, 2007.

/s/ Stonefield Josephson, Inc.

San Francisco, California

August 9, 2007